EXHIBIT 32.a

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of BF Garden Tax Credit Fund V L.P. (the “Fund”) on Form 10-Q for the period ended September 30, 2021 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Gregory Voyentzie, Principal Executive Officer of the Fund’s general partner, BF Garden Associates V L.L.C., certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge, after due inquiry:

(1)	The Report fully complies with the requirements of section 13(a)-15 or 15(d)-15 of the Securities and Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

Date:
November 10, 2021	/s/ Gregory Voyentzie

Gregory Voyentzie
Principal Executive Officer, BF Garden Associates V L.L.C.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Fund and will be retained by the Fund and furnished to the Securities and Exchange Commission or its staff upon request.